Exhibit 10.4



                                  Amendment to
                                Aztar Corporation
                    Nonqualified Retirement Plan for Selected
                  Senior Executives (SERP) Effective January 3,
                  2003, as clarified effective December 4, 2003

         WHEREAS, Aztar Corporation (the "Company") has previously adopted the Aztar Corporation Nonqualified Retirement Plan for Selected Senior Executives
(SERP), effective January 3, 2003, as clarified effective December 4, 2003 (the "Plan") (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan);

         WHEREAS, the Company intended that the Plan provide that in connection with a Change in Control of the Company, Participants incurring a Qualifying Termination should be entitled to (i) full vesting of benefits, (ii) full accrual of benefits as though the Participant had continued employment until such Participant's Normal Retirement Date, and (iii) payment of benefits without a reduction for early commencement of such benefits;

         WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to adopt a clarifying amendment to the Plan to accurately set forth the original intent of the Plan;

         WHEREAS, Section 11(d) of the Plan provides in relevant part that the Company may at any time amend the Plan in whole or in part;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The first paragraph of Section 3(a) of the Plan is restated in its entirety to read as follows:

         If a Participant's retirement benefit hereunder becomes payable on or after his or her Normal Retirement Date or after a Qualifying Termination (as defined in Section 6(b) below), he or she shall be entitled to receive a retirement benefit of 120 monthly installments.

         2. Section 3(b) of the Plan is restated in its entirety to read as follows:

         Except as provided in Section 3(a) above, if a Participant's retirement benefit hereunder commences on or after the date on which the participant attains age 60, but before his or her Normal Retirement Date, he or she shall be entitled to receive an early retirement benefit of 120 monthly installments. Except as provided in Section 6(b), each monthly installment will be equal to the installment calculated as in Section 3(a) above, reduced by 0.41667% per month for each month that the Participant's benefit commencement date precedes the Participant's Normal Retirement Date.

         3. Section 3(c) of the Plan is restated in its entirety to read as follows:

         Except as provided in Section 3(a) above, a Participant who terminates employment with the Company prior to the date on which he or she attains age 60 shall not be entitled to commence receiving retirement benefits under the Plan until the date he or she attains age 60 (except as otherwise provided in Section 6 hereof).

         4. Section 5 of the Plan is restated in its entirety to read as follows:

         Retirement benefits shall commence on the first day of the calendar month coinciding with or next following the earlier of (A) a Participant's Qualifying Termination (as defined in Section 6(b) below) or (B) the later of (i) a Participant's Termination (other than a Qualifying Termination) or (ii) the date the Participant attains age 60.

         5. Clause (x) of the second sentence of Section 6(b) of the Plan is restated in its entirety to read as follows:

         it shall be assumed that (1) a Participant's retirement benefit hereunder would otherwise commence at the earliest possible benefit commencement date under this Plan without reduction for early retirement and (2) as of the date of the Qualifying Termination the Participant had been credited with the number of Months of Benefit Service and the number of Months of Service with which the Participant would have been credited as of the Participant's Normal Retirement Date had the Participant remained employed with the Company until the Participant's Normal Retirement Date, and

6. In accordance with Q&A 18(b) under Notice 2005-1 issued by the Internal Revenue Service, the Company acknowledges that any additional benefits that may be provided to a Participant or such Participant's Spouse or beneficiaries pursuant to this Amendment shall be treated as "nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

         Except as herein provided, the Plan shall remain in full force and effect.



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         IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized officer, to be effective as of March 23, 2006.

                                          AZTAR CORPORATION


                                         By /s/ Nelson W. Armstrong, Jr.
                                            --------------------------------
                                         Name:   Nelson W. Armstrong, Jr.
                                         Title:  Vice President Administration
                                                 & Secretary